Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Brookfield Property Partners L.P.’s Registration Statement on Form S-8 of our reports dated February 21, 2014, relating to (1) the consolidated financial statements of General Growth Properties, Inc. and subsidiaries (“the Company) and (2) the consolidated financial statement schedule of the Company, appearing in the Annual Report on Form 20-F of Brookfield Property Partners L.P.

/s/ Deloitte & Touche LLP

Chicago, Illinois

June 9, 2014